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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 --------------------

                               MONTANA POWER CAPITAL I
           (Exact name of registrant as specified in its Trust Agreement)

                     Delaware                          To Be Applied For
            (State of incorporation or                 (I.R.S. Employer
                  organization)                       Identification No.)

                                40 East Broadway
                          Butte, Montana  59701-9394
          (Address of principal executive offices, including zip code)

                                   ----------------

         Securities to be registered pursuant to Section 12(b) of the Act:

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        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be so registered
     ------------------------------------------------------------------------
      8.45% Cumulative Quarterly              New York Stock Exchange
      Income Preferred  Securities
      (and the Guarantee with respect
                thereto)
     ========================================================================

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1),
     please check the following box.   [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following
     box.   [ ]


         Securities to be registered pursuant to Section 12(g) of the Act: None

                                ----------------

         The Commission respectfully is requested to send copies of all notices, orders and communications to:

                                 Robert G. Schuur
                                 Reid & Priest LLP
                                40 West 57th Street
                             New York, New York 10019

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
                        INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 1.   Description of Registrant's Securities to be
                    --------------------------------------------
                    Registered.
                    ----------

               The securities to be registered hereby are 8.45% Cumulative Quarterly Income Preferred Securities ("Preferred Securities"), of Montana Power Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of Montana Power Capital I and are guaranteed by The Montana Power Company (the "Company"), a Montana corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to
          Exhibit 4(d) to the Registration Statement on Form S-3 of the Company and Montana Power Capital I (Registration Nos. 333-14369 and 333-14369-01) filed with the Securities and Exchange Commission (the "Commission") on October 18, 1996. Such registration statement, as amended (the "Registration Statement"), became effective on October 31, 1996. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated November 1, 1996, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.


          Item 2.  Exhibits.
                   --------

               The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Montana Power Capital I are registered. Accordingly, the following Exhibits required in accordance with
          Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.


             Exhibit                              Description and Method
              Number                                    of Filing
             -------                              ----------------------

               1(a)     The Prospectus            Filed pursuant to Rule
                                                  424 in connection with
                                                  the Registration
                                                  Statement of the
                                                  Company and Montana
                                                  Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               4(a)     Certificate of Trust of   Filed as Exhibit 4(b)
                        Montana Power Capital I   to the Registration
                        (contained in Form of     Statement of the
                        Amended and Restated      Company and Montana
                        Trust Agreement)          Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               4(b)     Trust Agreement of        Filed as Exhibit 4(a)
                        Montana Power Capital I   to the Registration
                                                  Statement of the
                                                  Company and Montana
                                                  Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               4(c)     Form of Amended and       Filed as Exhibit 4(b)
                        Restated Trust            to the Registration
                        Agreement of Montana      Statement of the
                        Power Capital I           Company and Montana
                                                  Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               4(d)     Form of Indenture         Filed as Exhibit 4(c)
                        between the Company and   to the Registration
                        The Bank of New York,     Statement of the
                        as Trustee                Company and Montana
                                                  Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               4(e)     Form of Subordinated      Filed as Exhibit 4(f)
                        Debt Security             to the Registration
                        (contained in the Form    Statement of the
                        of Officer's              Company and Montana
                        Certificate)              Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               4(f)     Form of Guarantee         Filed as Exhibit 4(d)
                        Agreement                 to the Registration
                                                  Statement of the
                                                  Company and Montana
                                                  Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

               5(a)     Form of Preferred         Filed as Exhibit 4(g)
                        Security                  to the Registration
                                                  Statement of the
                                                  Company and Montana
                                                  Power Capital I (Reg.
                                                  Nos. 333-14369 and 333-
                                                  14369-01).

                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Dated:  November 5, 1996        Montana Power Capital I




                                          By:  /s/ Ellen M. Senechal
                                               --------------------------
                                               (Authorized Representative)